UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2013

Crescent Financial Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32951	45-2915089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300
Raleigh, North Carolina 27612
(Address of principal executive offices)

(919) 659-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 10, 2013, Crescent Financial Bancshares, Inc. (the “Company”) announced, that effective July 22, 2013, the Company is transferring the listing of its common stock to the NYSE MKT, LLC (the “NYSE MKT”) from the NASDAQ Stock Market, LLC (“NASDAQ”). The Company’s common stock, par value $0.001 per share, has been approved for listing on the NYSE MKT and is expected to start trading on the NYSE MKT on or about July 22, 2013 under the symbol “VSB.”

Immediately prior to the commencement of its listing on the NYSE MKT, the Company anticipates filing a Certificate of Amendment to its Amended and Restated Certificate of Incorporation that would change the Company’s name to “VantageSouth Bancshares, Inc.” The Company’s stockholders approved this Certificate of Amendment as part of the matters considered at the Company’s May 28, 2013 Annual Meeting of Stockholders.

A copy of the press release issued by the Company on July 10, 2013 is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description of Exhibit

Exhibit 99.1    Press release dated July 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2013	Crescent Financial Bancshares, Inc.

	By:	/s/ Terry S. Earley
Terry S. Earley
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description of Exhibit

Exhibit 99.1    Press release dated July 10, 2013